EXHIBIT 10.4






                          REYNOLDS METALS COMPANY



                        Performance Incentive Plan





                          As Amended and Restated
                         Effective January 1, 1996


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                             TABLE OF CONTENTS


                                                            Page


1.   PURPOSE                                                  1

2.   ADMINISTRATION                                           1

3.   PARTICIPATION                                            2

4.   TARGET AWARD LEVELS                                      2

5.   PERFORMANCE GOALS                                        2

6.   DETERMINATION OF AWARDS                                  3

7.   COMMUNICATION                                            3

8.   PAYMENT OF AWARDS                                        3

9.   COMPANY STOCK                                            6

10.  EFFECTIVE DATE OF PLAN                                   7


1.   PURPOSE

     The purpose of the Performance Incentive Plan (the "Plan") is to promote the financial success of Reynolds Metals Company (the "Company") by:

     (a) providing compensation opportunities which are competitive with those of other major companies;

     (b) supporting the Company's goal-setting and strategic planning process; and

     (c) motivating key executives to achieve annual business goals by allowing them to share in the risks and rewards of the business.

2.   ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"). No member of the Committee shall be eligible to participate in the Plan.

     (b) The Committee shall have the power and authority to adopt, amend and rescind any administrative guidelines, rules, regulations, and procedures deemed appropriate to the administration of the Plan, and to interpret and rule on any questions relating to any provision of the Plan.

     (c) The decisions of the Committee shall be final, conclusive and binding on all parties, including the Company and participating employees.

     (d) The Board may from time to time amend, suspend or terminate the Plan, in whole or in part. Notwithstanding the foregoing, the Board may, in any circumstance where it deems such approval necessary or desirable, and shall, to the extent necessary to maintain compliance with Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time, require stockholder approval as a condition to the effectiveness of any amendment or modification of the Plan.

3.   PARTICIPATION

     Company officers and other key employees of the Company and its subsidiaries who are recommended by the Chief Executive Officer of the Company and who are approved by the Committee shall be eligible for participation in the Plan during a Plan year.

4.   TARGET AWARD LEVELS

     After consultation with management, the Committee may designate target award levels to be earned by participants for a given Plan year. Such target awards may vary by management level.

5.   PERFORMANCE GOALS

     To the fullest extent possible, management shall establish performance goals for participants to help it determine the awards it will recommend for the Plan year. Such goals may relate to corporate performance, divisional performance, and individual performance as appropriate to the purpose of the Plan and the positions and responsibilities of the participants.

6.   DETERMINATION OF AWARDS

     As soon as practicable following the close of each Plan year, the Committee shall, after consultation with management, determine the award earned by each participant for the Plan year. In special cases of meritorious performance, after consultation with management, the Committee may make awards to individuals who were not previously designated as eligible for participation during the Plan year. If a participant has died during the Plan year, an award may be made to the participant's spouse or legal representative if the Committee so determines.

7.   COMMUNICATION

     Participants shall be advised in writing of their participation in the Plan and of any performance goals applicable to their awards.

8.   PAYMENT OF AWARDS

     Awards shall be payable in cash as soon after the close of the Plan year as feasible; provided, however, that payment of part or all of any award may be deferred in accordance with the terms of any incentive deferral plan maintained from time to time by the Company.

     (c) Any other provision of the Plan to the contrary notwithstanding, except as otherwise determined by the Committee in accordance with Paragraph 6(a) of the Company's Stock Ownership Guidelines for Officers (the "Guidelines"), the following provisions shall apply to the payment of an award to any participant who is subject to the Guidelines and who had not met the applicable minimum stock ownership level of the Guidelines as of the December 31 immediately preceding the date of payment of an award under the Plan.

          The award to any such participant shall be paid part in cash and part in the form of shares of Common Stock of the Company ("Shares"). The number of Shares issued under this provision shall be equal to the number of Shares that would have been necessary to bring the participant into compliance with the Guidelines as of the December 31 immediately preceding the date of payment of the award; provided, however, that in no event shall more than half of the value of a participant's award be paid in the form of Shares; and provided, further, that the part of the award for any participant that is payable in Shares shall not exceed the annual rate of base salary in effect for the participant at the time of the award. The remainder of the participant's award shall be paid in cash. Awards of Shares shall be made without payment of a purchase price.

          Any payment in accordance with this subsection (c) shall be subject to the following terms and conditions:

          (i) An award shall be converted into Shares by dividing (y) the cash value of the part of the award to be paid in Shares by
               (z) the arithmetic average of the high and low sales prices of the Shares as reported on New York Stock Exchange Composite Transactions on the date preceding the date on which the award is paid. Any fractional Share shall be paid in cash.

         (ii) The mandatory share award provisions of this subsection (c) shall not apply to the extent the participant has already elected under the Company's New Management Incentive Deferral Plan (y) to defer a portion of his or her award under the Plan and (z) to have such deferred award be credited with additional income based on shares of phantom stock of the Company.

        (iii) Except to the extent a participant has elected to have a deferred award be credited with additional income based on shares of phantom stock of the Company, any voluntary deferral of the payment of part or all of an award under the Plan shall apply only to the part of the award that is payable in cash after the application of this subsection
               (c); provided, however, that any such voluntary deferral shall be reduced as necessary to ensure the payment of all applicable payroll taxes.

         (iv) To the extent a participant is subject to a mandatory deferral of the payment of part or all of an award under the Plan, the mandatory deferral shall apply first to the part of the award that is payable in cash. To the extent the award that would be paid in Shares remains subject to the mandatory deferral, the payment that would otherwise be made in the form of Shares shall instead be deferred under the Company's New Management Incentive Deferral Plan to earn income based on shares of phantom stock of the Company.

9.   COMPANY STOCK

     Shares reserved for issuance under the Plan may be authorized but unissued shares, shares reacquired by the Company, or a combination of both, as the Board may from time to time determine. If any stock dividend is declared upon the Shares, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Shares, resulting in a split-up or combination or exchange of shares, the Shares reserved for issuance under the Plan shall be proportionately and appropriately adjusted.

10.  EFFECTIVE DATE OF PLAN

     The Plan as originally adopted was effective for the fiscal year commencing January 1, 1983 and continued in effect thereafter as amended from time to time. This amended and restated Plan shall be effective January 1, 1996, subject to stockholder approval at the 1995 Annual Meeting, and shall continue in effect, as amended from time to time, until it is terminated by the Board.



          Executed and adopted this 21st day of April, 1995, pursuant to action taken by the Board of Directors of Reynolds Metals Company at its meeting on November 18, 1994, and approved by the Stockholders of Reynolds Metals Company at the 1995 Annual Meeting.


                                   REYNOLDS METALS COMPANY


                                   By: Donald T. Cowles
                                   Executive Vice President, Human
                                   Resources and External Affairs